Exhibit 10.3

Helmerich & Payne, Inc.

Amended and Restated 2020 Omnibus Incentive Plan

Director Restricted Stock Award Agreement

Participant Name:________________________________	Date of Grant: _______________

Shares Subject to Restricted Stock Award: ________________	Vesting Date: First anniversary of the Date of Grant

Director Restricted Stock Award Agreement
Under the Helmerich & Payne, Inc.
Amended and Restated 2020 Omnibus Incentive Plan
THIS DIRECTOR RESTRICTED STOCK AWARD AGREEMENT (the “Award Agreement”), is made as of the grant date set forth on the cover page of this Award Agreement (the “Cover Page”), by and between the participant named on the Cover Page (the “Participant”) and Helmerich & Payne, Inc. (the “Company”).
W I T N E S S E T H:
WHEREAS, the Participant is a director of the Company, and it is important to the Company that the Participant be encouraged to continue to provide services to the Company; and
WHEREAS, in recognition of such facts, the Company desires to provide to the Participant an opportunity to receive Common Shares of the Company, as hereinafter provided, pursuant to the “Helmerich & Payne, Inc. Amended and Restated 2020 Omnibus Incentive Plan” (the “Plan”), a copy of which has been provided to the Participant; and
WHEREAS, any capitalized terms used but not defined herein have the same meanings given them in the Plan.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the Participant and the Company hereby agree as follows:
Section 1.Grant of Restricted Stock Award. The Company hereby grants to the Participant an award (the “Restricted Stock Award”) of _____________ (____) Shares, under and subject to the terms and conditions of this Award Agreement and the Plan which is incorporated herein by reference and made a part hereof for all purposes.
Section 2.Stock Held by Company. The Restricted Stock Award shall be evidenced via a book entry registration or the issuance of a stock certificate or certificates as determined by the Company. As a condition precedent to the book entry registration or the issuing of a certificate representing Shares subject to the Restricted Stock Award, the Participant must deliver to the Company a duly executed irrevocable stock power (in blank) covering such Shares represented by the certificate in the form of Exhibit A attached hereto. Shares subject to the Restricted Stock Award held by the Company pursuant to this Award Agreement shall constitute issued and outstanding shares of Common Stock of the Company for all corporate purposes, and the Participant shall be entitled to vote such Shares and shall receive all cash dividends thereon, provided that the right to vote or receive such dividends shall terminate with respect to Shares which have been forfeited as provided under this Award Agreement. While such Shares are held by the Company and until such Shares have vested, the Participant for whose benefit such Shares are held shall not have the right to encumber or otherwise change, sell, assign, transfer, pledge or otherwise dispose of such unvested Shares or any interest therein, and such unvested Shares shall not be subject to attachment or any other legal or equitable process brought by or on behalf of any creditor of such Participant; and any such attempt to attach or receive Shares in violation of this Award Agreement shall be null and void.
Section 3.Vesting of Restricted Stock Award.
(a)    Vesting Schedule. Subject to the applicable provisions of the Plan and this Award Agreement, the Restricted Stock Award shall vest on the first anniversary of the Date of Grant (the “Vesting Date”). Unless vesting is accelerated pursuant to the terms of Section 5 hereof, unvested Shares subject to the Restricted Stock Award shall be forfeited immediately following the Participant’s termination of service prior to the Vesting Date.
(b)    Delivery of Shares.  Reasonably promptly following vesting of a Share, the Company shall cause to be delivered to the Participant a certificate (or make a book entry in the Participant's name) evidencing such Share, free of the legend described in Section 8.
Section 4.Nontransferability of Restricted Stock Award. The Restricted Stock Award shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Restricted Stock Award contrary to the provisions hereof shall be null and void and without effect.
Section 5.Acceleration of Awards. In the event of Participant’s death or Disability (treating service as a director of the Company as “employment” under the terms of the Plan), all unvested Shares subject to this Restricted Stock Award shall become vested upon such date. The Committee, in its sole discretion, otherwise may elect to accelerate the vesting for all or any part of the Shares subject to the Restricted Stock Award on the date of the Participant’s termination of service.
Section 6.Change in Control. Upon the occurrence of a Change in Control, this Restricted Stock Award shall be subject to Section 13 of the Plan.
Section 7.Securities Law Restrictions. The Restricted Stock Award shall not be vested to any extent, and the Company shall not be obligated to transfer any Shares to the Participant upon the vesting of the Restricted Stock Award, if such vesting, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the “Securities Act”), or any other federal or state statutes having similar requirements as may be in effect at that time.  The Company shall be under no obligation to register the Restricted Stock Award or the Shares underlying the Restricted Stock Award pursuant to the Securities Act or any other federal or state securities laws.
Section 8.Legends. The Shares that are subject to the Award shall be subject to the following legend:
“THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT UNDER THE HELMERICH & PAYNE, INC. AMENDED AND RESTATED 2020 OMNIBUS INCENTIVE PLAN DATED THE [__] DAY OF [______], 20[__]. ANY ATTEMPTED TRANSFER OF THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE IN VIOLATION OF SUCH RESTRICTED STOCK AWARD AGREEMENT SHALL BE NULL AND VOID AND WITHOUT EFFECT. A COPY OF THE RESTRICTED STOCK AWARD AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF HELMERICH & PAYNE, INC.”
Section 9.Notices. All notices and other communications under this Award Agreement shall be in writing and shall be delivered personally or given by certified or registered mail with return receipt requested, and shall be deemed to have been duly given upon personal delivery or three days after mailing to the respective parties as follows: (i) if to the Company, Helmerich & Payne, Inc., 1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119, Attn: Secretary of the Company and (ii) if to the Participant, using the contact information on file with the Company. Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.
Section 10.Section 83(b) Election. If the Participant makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Shares subject to the Restricted Stock Award as of the date of grant, the Participant shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service, together with any required tax withholding. The Participant hereby acknowledges that it is the Participant’s sole responsibility to file timely the election under Section 83(b) of the Code.
Section 11.Conflicts; Severability. In the event of any conflicts between this Award Agreement and the Plan, the latter shall control. Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Award Agreement.
Section 12.No Part of Other Plans. The benefits provided under this Award Agreement or the Plan shall not be deemed to be a part of or considered in the calculation of any other benefit provided by the Company or its Subsidiaries or Affiliates to the Participant.
Section 13.Protections Against Violations of Agreement.  No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, the Restricted Stock Award or any of the Shares underlying it in violation of the provisions of this Award Agreement will be valid, and the Company will not transfer any such Shares on its books, unless and until there has been full compliance with such provisions to the satisfaction of the Company.  The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.
Section 14.Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Award Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
Section 15.Participant and Award Subject to Plan. As specific consideration to the Company for the Award, the Participant agrees to be bound by the terms of the Plan and this Award Agreement.
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IN WITNESS WHEREOF, the parties have executed this Restricted Stock Award Agreement as of the day and year first above written.
HELMERICH & PAYNE, INC., a Delaware corporation
By:
“COMPANY”

“PARTICIPANT”

EXHIBIT A
ASSIGNMENT SEPARATE FROM CERTIFICATE
FOR VALUE RECEIVED, ______________, an individual (“Grantee”), hereby irrevocably assigns and conveys to ________________________, those _________________________________ (_______) shares of the Common Capital Stock of Helmerich & Payne, Inc., a Delaware corporation, $.10 par value, subject to that certain Restricted Stock Award Agreement dated as of _______________, 20__ between Helmerich & Payne, Inc. and Grantee.
DATED:

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